UNITED STATES
		SECURITIES AND EXCHANGE COMMISSION
		      Washington, D.C.  20549

			   SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934


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PURE CYCLE CORPORATION
(Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)

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PURE CYCLE CORPORATION
8451 Delaware Street
Thornton, Colorado 80260
(303) 292-3456

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on April 18, 2005

TO OUR STOCKHOLDERS:

You are cordially invited to attend an Annual Meeting of the Stockholders' of PURE CYCLE CORPORATION. The Meeting will be held at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, at the offices of Davis, Graham & Stubbs, on April 18, 2005 at 2:00 p.m. Mountain Time for the following purposes:

1.	To elect a board of six directors to serve until the next
	Annual Meeting of Stockholders', or until their successors
	are elected and have qualified.
2.	To ratify the appointment of Anton Collins Mitchell LLP as
	the independent registered public accounting firm for the
	2005 fiscal year.
3.	To transact such other business as may properly come before
	the Meeting or any adjournment(s) thereof.
	Only stockholders of record as of 5:00 p.m. Mountain Time on March 1, 2005 will be entitled to notice of or to vote at this Meeting or any adjournment thereof.

WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Scott E. Lehman
Scott E. Lehman, Secretary
March 11, 2005


PURE CYCLE CORPORATION
8451 Delaware Street
Thornton, Colorado 80260
(303) 292-3456

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be held on April 18, 2005

ABOUT THE MEETING
This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of PURE CYCLE CORPORATION (the "Company") for use at the Annual Meeting of stockholders of the Company (the "Meeting") to be held at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, at the offices of Davis, Graham & Stubbs on April 18, 2005 at 2:00 p.m. Mountain Time or at any adjournment thereof. Proxies for use at the Meeting are being solicited by the Board of Directors of the Company. Proxies were mailed to stockholders on or about March 11, 2005 and will be solicited chiefly by mail. The cost of soliciting proxies is being paid by the Company. In addition to the mailings, the Company's officers, directors and other regular employees may, without additional compensation, solicit proxies personally or by other appropriate means.

Discretionary authority is provided in the proxy as to matters not specifically referred to therein. The board of directors is not aware of any other matters which are likely to be brought before the Meeting. However, if any such matters properly come before the Meeting, it is understood that the proxy holder or holders are fully authorized to vote in accordance with the proxy holder or holders' judgment and discretion.

Stockholders entitled to vote at the meeting

Stockholders of record as of 5:00 p.m. Mountain Time on March 1, 2005, will be entitled to vote on matters presented at the Meeting. Each outstanding share of the Company's 1/3 of $.01 par value common stock ("common stock") is entitled to one vote on each matter acted upon. On February 28, 2005, there were 13,703,635 outstanding shares of common stock. There is no cumulative voting.

A  quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the Meeting for the election of directors and for the other proposals. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Abstentions and broker non-votes are not counted as votes cast in the election of directors and the other proposals. Accordingly, an abstention on any matter will have the effect of a negative vote on that matter. The affirmative vote of the majority of the shares of common stock represented and voted at the Meeting, assuming a quorum is present, is
necessary for the approval of proposal 2.    The election of
directors requires the affirmative vote of a plurality of the votes cast by shares represented in person or by proxy and entitled to vote for the election of directors.

Voting procedures

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in the manner specified. If no specification is made by the proxy, then the shares will be voted "FOR" the Directors nominated by the Board of Directors and "FOR" Proposal 2 and otherwise, in accordance with the recommendations of the Board of Directors.

Revoking a vote

A proxy may be revoked by a stockholder at any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by attending the Meeting and voting in person.
Multiple stockholders sharing the same address
The Company has adopted a procedure approved by the Securities and Exchange Commission (the "SEC"), called "householding," which reduces printing costs and postage fees. Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the annual report and proxy statement unless one or more of these stockholders notify the Company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If a stockholder of record residing at such an address wishes to receive a separate document in the future, he or she may contact our transfer agent at Computershare Investor Services, 350 Indiana St., Suite #800, Golden, CO 80401, telephone
(303) 262-0600, or write to the Company's Secretary at the Company's address set forth above. Eligible stockholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting the Company in the same manner. If shares are owned through a bank, broker or other nominee, the holder can request householding by contacting the nominee.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth, as of February 28, 2005, the beneficial ownership of the Company's issued and outstanding common stock by (i) each person who owns of record (or is known by the Company to own beneficially) 5% or more of the common stock, (ii) each director of the Company and each nominee for director, (iii) each executive officer and (iv) all directors and executive officers as a group.  Except as otherwise
indicated, the Company believes that each of the beneficial
owners of the stock listed has sole investment and voting power with respect to such shares, based on information filed by such person with the Securities and Exchange Commission or based on information provided by such stockholders to the Company.
Common Stock
							Percentage
				Number		    	Of
Name and Address of	  	Of			Common
Beneficial Owner		Shares		   	Stock

Thomas P. Clark
8451 Delaware St.
Thornton, CO  80260		2,310,205	   	16.9%

Mark W. Harding
8451 Delaware St.
Thornton, CO  80260		  887,500		 6.5%

Harrison H. Augur
P.O. Box 4389
Aspen, CO  81611		   83,611		 0.6%  (2)

Richard L. Guido
121 Antebellum Drive
Meridianville, AL 35759		    2,500		   *

Peter C. Howell
15289 Russell Road
Chagrin Falls, OH 44022		        -		   -

George M. Middlemas
225 W. Washington, #1500	   35,833		 0.3%  (4)
Chicago, IL  60606		  971,076		 7.1%  (6)

All Officers and Directors
as a group (6 persons)		4,290,725		31.3%  (5)

Apex Investment
  Fund II, L.P. ("Apex")
225 W. Washington, #1450
Chicago, IL  60606		  971,076		 7.1%  (6)

Par Capital Management, Inc.
One International Place,
Suite 2401
Boston, MA 02110		  803,200		 5.9%

* Less than 1%
1)	Consists of 887,500 shares purchasable by Mr. Harding under
	currently exercisable options.

2)	Includes 2,500 shares purchasable by Mr. Augur under currently
	exercisable options. Includes 10,000 shares of common stock held by Patience Partners, L.P., a limited partnership in which a foundation controlled by Mr. Augur is a 60% limited partner and Patience Partners, LLC is a 40% general partner. Patience Partners LLC is a limited liability company in which Mr. Augur owns a 50% membership interest.

3)	Includes 2,500 shares purchasable by Mr. Guido under currently
	exercisable options.

4)	Includes 2,500 shares purchasable by Mr. Middlemas under
	currently exercisable options. By virtue of his position with Apex, Mr. Middlemas is deemed to be the indirect beneficial owner of 971,076 shares owned by Apex. Mr. Middlemas disclaims beneficial ownership of these shares.

5)	Includes 895,000, shares purchasable by directors and officers
	under currently exercisable options, and 2,500 shares of common stock held by Patience Partners, L.P., a limited partnership in which a foundation controlled by Mr. Augur is a 60% limited partner and Patience Partners, L.P. is a 40% general partner.

6)	Apex Investment Fund II LP is controlled through one or more
	partnerships. The persons who have or share control of Apex after looking through one or more intermediate partnerships are referred to herein as "ultimate general partners." The ultimate general partners of Apex are: First Analysis Corporation, a Delaware corporation ("FAC"), Stellar Investment Co. ("Stellar"), a corporation controlled by James A. Johnson ("Johnson"); George M. Middlemas ("Middlemas"); and Chartwell Holdings Inc. ("Chartwell"), a corporation controlled by Paul J. Renze ("Renze").

	The business address of FAC, Stellar, Johnson, Middlemas, and Maxwell is 225 W. Washington Street, Suite 1550, Chicago,
	Illinois 60606. The business address of Renze and Chartwell is 20 N Wacker Dr., Suite 2200, Chicago, IL 60606.

	In addition to being a general partner or ultimate general partner of Apex, FAC is also a general partner or ultimate partner of Environmental Private Equity Fund II, L.P. ("EPEF"), Environmental Venture Fund L.P. ("EVF") and the Productivity Fund II LP ("PF II"), all of whom own the Company's common stock but are now less than 5% owners (with Apex this group is collectively referred to as the Apex Partnerships). Due to these relationships, FAC may be deemed to be the indirect beneficial owner of 2,111,003 shares of common stock, or 15.4% of the Company's outstanding shares. By reason of his status as the majority stockholder of FAC, F. Oliver Nicklin, Jr. may also be deemed to be the indirect beneficial owner of such shares.

	By reason of their status as ultimate general partners of Apex, Stellar (and through Stellar, Johnson), Middlemas and Chartwell (and through Chartwell, Renze) may be deemed to be the indirect beneficial owners of 971,076 shares of common stock, or 7.1% of the Company's outstanding stock. When these shares are combined with his personal holdings of 35,833 (including 2,500 shares purchasable under currently exercisable options) shares of common stock, Middlemas may be deemed to be the beneficial owner (directly with respect to his shares and indirectly as to the balance) of 1,006,909 shares of common stock, or 7.3% of the total outstanding stock.

	By reason of his status as ultimate general partner of EPEF and liquidating trustee of PF II, Maxwell may be deemed to be the indirect beneficial owner of 766,734 shares of common stock, or 5.6% of such shares.

	Each of the Apex Partnerships disclaims beneficial ownership of all shares of common stock described herein except those shares that are owned by that entity directly. The Company understands that each of the other persons named as an officer, director, partner or other affiliate of any Apex Partnership herein disclaims beneficial ownership of all the shares of common stock described herein .

	Each of the Apex Partnerships disclaims the existence of a "group" among any or all of them and further disclaims the existence of a "group" among any or all of them and any or all of the other persons named as an officer, director, partner or those affiliate of any of them, in each case within the meaning of Section 13(d) (3) of the 1934 Act.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers
The following table sets forth the names, ages and titles of the persons who are currently directors and executive officers of the Company, along with other positions they hold with the Company.

Name			Age		Position
Mark W. Harding		41		Director, President
            				and Chief Financial Officer

Harrison H. Augur	63		Chairman of the Board (1) (2)

Thomas P. Clark		68		Director

Richard L. Guido	60		Director (1) (2)

Peter C. Howell		55		Director

George M. Middlemas	58		Director (1) (2)

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.

Audit committee

The board has determined that the audit committee members meet the independence standards of NASDAQ. In addition, the board has determined that at least one member of the audit committee is a financial expert. That person, Mr. Augur, meets the SEC criteria of audit committee financial expert by reason of his education and his 20 plus years of experience in investment management and venture capital investment.

The functions to be performed by the audit committee include the appointment, retention, compensation and oversight of the Company's independent auditors, including pre-approval of all audit and non-audit services to be performed by such auditors. The Company has an Audit Committee Charter. The audit committee met two times during the fiscal year ended August 31, 2004. See the Report of the Audit Committee. All audit committee members were present at each meeting.

Compensation Committee

The functions to be performed by the compensation committee include establishing the compensation of officers and directors, and administering management incentive compensation plans. The compensation committee met one time during the fiscal year ended August 31, 2004. All compensation committee members were present at the meeting.

Nominating Committee

The Company does not have a nominating committee because of the small size of its board and the relative infrequency of meetings. Nominees for director will be selected or recommended by a majority of the Company's directors who meet the NASDAQ independence standards. In selecting nominees for the board, the Company is seeking a board with a variety of experiences and expertise, and in selecting nominees will consider business experience in the industry in which the Company operates, financial expertise, independence from transactions with the Company, experience with publicly traded companies, experience with relevant regulatory matters in which the Company is involved, and reputation for integrity and professionalism. The independent directors will consider nominations for director made by officers and directors of the Company, as well as stockholders of record entitled to vote. In order to make a nomination for election at the 2006 Annual Meeting, a stockholder must provide written notice, along with supporting information regarding such nominee, to the Company's Secretary by November 11, 2005 but not before September 11, 2005. For more information refer to the Company's Bylaws which were filed as Exhibit 3.2 to the Registration Statement on Form SB-2/A filed on June 10, 2004.

Shareholder communications

Stockholders wishing to send communications to the board may contact Mark Harding, President of the Company, at the Company's principal place of business. All such communications shall be shared with the members of the board, or, if applicable, a specified committee or director.

The Company has attempted to minimize the costs associated with the Meeting. If the Meeting is not scheduled on the same day as a regular meeting of the board, only directors who are resident in Colorado are expected to attend the Meeting. If the Meeting is scheduled on the same day as a regular meeting of the board, all directors are expected to attend the Meeting. All board members attended the 2004 Annual Meeting.

Board meetings held

During the fiscal year ended August 31, 2004, the Board of Directors held seven meetings. All board members were present at each of the meetings with the exception of one board member who was absent from one meeting.

Relationship of Directors and Officers

None of the current directors or officers, or nominees for director, is related to any other officer or director of the Company or to any nominee for director.

Terms of Directors and Officers

All directors are elected for one-year terms which expire at the Meeting of stockholders or until their successors are elected and qualified. The Company's officers are elected annually by the board of directors and hold office until their successors are elected and qualified.

Compensation of Directors and Officers

The following table sets forth information concerning the compensation received by or awarded to the Company's former Chief Executive Officer and the Company's President and Chief Financial Officer for the fiscal years ended August 31, 2004, 2003 and 2002:

Annual Compensation
						Other
						Annual
Name and 		Fiscal	Salary	Bonus	Compen-
Principal Position	Year	  ($)	  ($)	sation
			2004	80,000	120,000	     -
Mark W. Harding		2003	80,000	      -	     -
President, CFO		2002	80,000	      -	     -

Thomas P. Clark
Former CEO		2004	60,000	 50,000	     -
(Resigned as CEO	2003	60,000	      -	     -
in November 2004)	2002	60,000	      -	     -

Executive bonuses, which were determined by the Compensation
Committee, were based on the performance of Mr. Harding and Mr.
Clark in managing the completion of the equity offering in June of 2004, and the signing of the Sky Ranch Water Service
Agreements.

Until February 13, 2004, directors did not receive any compensation for serving on the board. Effective February 13, 2004, the board approved the following compensation arrangement for non-employee directors: Each non-employee director will receive a payment of $10,000 for each full year in which he or she serves as a director, with an additional payment of $1,000 for each committee on which he or she serves, and $1,000 for serving as chairman of the board. An additional $500 will be paid to each director for attendance at each board meeting and, if committee meetings are held separate from board meetings, $500 will be paid for attendance at such committee meetings.
In addition to cash compensation, as part of the 2004 Equity Incentive Plan approved by stockholders at the 2004 Annual Meeting, each non-employee director receives an option to purchase 5,000 shares of common stock upon election to the board (which vest one half at each of the first and second anniversary dates of the grant), and an option to purchase 2,500 shares for each subsequent full year in which he or she serves as a director, which options vest one year from the date of grant.

Section 16 (a) beneficial ownership reporting compliance
Our directors and executive officers and persons who are beneficial owners of more than 10% of our common stock are required to file reports of their holdings and transactions in common stock with the Securities and Exchange Commission and furnish us with such reports. Based solely upon the review of the copies we have received or upon written representations from these persons, we believe that, during the fiscal year ended August 31, 2004 all of our directors, executive officers, and 10% beneficial owners had complied with the applicable Section 16 (a) filing requirements, except that Mr. Clark had one late filing with respect to one transaction.

Code of Ethics

The Company has a code of ethics for its directors, officers and employees, which can be viewed on our website at www.purecyclewater.com.

Certain relationships and related transactions

Borrowings from Thomas P. Clark

From time to time since December 6, 1987, Thomas P. Clark, a director and former Chief Executive Officer of the Company, loaned funds to the Company to cover operating expenses. These funds have been treated by the Company as unsecured debt, and promissory notes have been issued to Mr. Clark. The notes bear interest at rates ranging from 8.36% to 9.01% per annum, and mature on October 1, 2007. To date, Mr. Clark has loaned the Company $310,720, of which $43,350 has been repaid, leaving a balance of $267,370. As of November 30, 2004, the outstanding balance, including principal and accrued interest, on the Notes totaled $294,812. All loans were made on terms determined by the board members (Mr. Clark abstaining) to be at market rates.

Borrowings from LCH, Inc.

LCH, Inc., a Delaware corporation which owns 20% of LC Holdings, Inc., which is 80% owned by Mr. Clark, loaned the Company a total of $950,000 between November, 1988 and February, 1989. These obligations were represented by two demand promissory notes (the "Notes") which bear interest at a rate equal to the rate announced from time to time by Mellon Bank, Pittsburgh, Pennsylvania as its "prime rate" plus 300 basis points from the date of the first advance thereunder until maturity, payable quarterly beginning on the first day of April, 1989 and continuing thereafter on the first day of each subsequent calendar quarter. The Notes were secured by a pledge of Company common stock owned by Mr. Clark. During the fiscal year ended August 31, 1998, the Company reached an agreement with LCH, Inc. to defer payment of principal and interest on the Notes until October 1, 2007.

Effective August 31, 2004, LCH, Inc. retired $2,506,514 in debt (consisting of principal and interest) and terminated its right to receive $4,000,000 from the sale of Export Water in exchange for payment from the Company of $950,000 in cash and the surrender by Mr. Clark of 306,279 shares of the Company's common stock that he had pledged to LCH to secure payment of the Company's obligations. In response to a claim by Mr. Clark, on January 13, 2005, the Company paid Mr. Clark $50,555 in cash and issued Mr. Clark 300,000 shares of restricted common stock.

Office Lease

The Company leases office space from Mr. Clark. Prior to September 1, 2004, the Company was not required to pay rent. Effective September 1, 2004 the Company executed a lease agreement whereby the Company leases the office space on a month-to-month basis for $1,000 per month, a rate that approximates market value.

Comprehensive Amendment Agreement

Mr. Augur and Mr. Middlemas (by reason of his status as ultimate general partner of Apex) are a party to the Comprehensive Amendment Agreement ("CAA") with the Company. Under the CAA the Company is required to distribute to numerous parties, at varying levels of priority, $23,608,399 of future proceeds received from the sale of Export Water (as defined therein).
Mr. Augur is a partner, with his wife, in a partnership that is entitled to receive a total of $150,000 thereunder. Apex and therefore by reason of his status as ultimate general partner of Apex, Mr. Middlemas, is entitled to receive a total of $7,163,264 thereunder.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of directors who meet the NASDAQ standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors on February 13, 2004, which was filed with the Proxy Statement used in connection with the 2004 annual shareholders meeting.

On the recommendation of the Audit Committee, the Board of Directors appointed Anton Collins Mitchell LLP ("ACM") to serve as the Company's independent auditors beginning with the fiscal year ending August 31, 2005. ACM replaces KPMG LLP as the Company's independent auditors. KPMG LLP served as the independent auditors for the fiscal year ended August 31, 2004.

Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. KPMG LLP audited the annual financial statements prepared by management for the year ended August 31, 2004, expressed an opinion as to whether those financial statements present fairly the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discussed with the Audit Committee any issues they believed should be raised.

The Audit Committee reviewed with management and KPMG LLP the Company's audited financial statements and met separately with both management and KPMG LLP to discuss and review those financial statements and reports prior to issuance. Management has represented, and KPMG LLP has confirmed, to the Audit Committee, that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Audit Committee Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Audit Committee also discussed with KPMG LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Audit Committee of the American Institute of Certified Public Accountants to the extent applicable. The Audit Committee implemented a procedure to monitor auditor independence, reviewed audit services performed by KPMG LLP and discussed with the auditors their independence. In reliance on these reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2004.

/s/ Harrison H. Augur
/s/ Richard L. Guido
/s/ George M. Middlemas


			ELECTION OF DIRECTORS
			  (Proposal No. 1)

The current number of members of the Board of Directors is fixed at six. The Board of Directors nominates the following six persons currently serving on the board for reelection to the board: Harrison H. Augur, Thomas P. Clark, Richard L. Guido, Mark W. Harding, Peter C. Howell and George M. Middlemas. Biographical information regarding the directors and nominees follows:

MARK W. HARDING. Mark W. Harding joined the Company in April 1990 as Corporate Secretary and Chief Financial Officer. He was appointed President of the Company in April 2001 and joined the Board in 2004. He brings a background in public finance and management consulting. From 1988 to 1990, Mr. Harding worked for Price Waterhouse, where he provided public finance and other investment banking related services. Mr. Harding is the President and serves on the board of the Rangeview Metropolitan District. Mr. Harding has a B.S. Degree in Computer Science and a Masters in Business Administration in Finance from the University of Denver.

HARRISON H. AUGUR. Mr. Augur joined the Board and was elected Chairman in April 2001. For more than 20 years, Mr. Augur has been involved with investment management and venture capital investment groups. Mr. Augur has been a General Partner of CA Partners since 1987, and General Partner of Patience Partners LLC since 1999. Mr. Augur received a Bachelor of Arts degree from Yale University, an LLB degree from Columbia University School of Law, and an LLM degree from New York University School of Law.

THOMAS P. CLARK. Thomas P. Clark joined the Board in 1987. Mr. Clark was the Chief Executive Officer of the Company from April 2001 until his resignation in November 2004. Prior to his appointment as Chief Executive Officer, Mr. Clark served as President and Treasurer of the Company from 1987 to April 2001. His other business activities include: President, LC Holdings, Inc. (business development), 1983 to present, and Partner (through a wholly owned corporation) of Resource Technology Associates (development of mineral and energy technologies), 1982 to present. Mr. Clark serves on the board of the Rangeview Metropolitan District. Mr. Clark received his Bachelor of Science degree in Geology and Physics from Brigham Young University.

PETER C. HOWELL. Peter C. Howell was appointed to fill a vacancy on the Board on February 3, 2005. From 1997 to present, Mr. Howell has served as an advisor to various business enterprises in the area of acquisitions, marketing and financial reporting. From August 1994 to August 1997, Mr. Howell served as the Chairman and Chief Executive Officer of Signature Brands USA, Inc. (formerly known as Health O'Meter) and from 1989 to 1994 Mr. Howell served as Chief Executive Officer and a director of Mr. Coffee, Inc. Mr. Howell is a member of the board of directors of Libbey, Inc., Global Lite Array and Great Lakes Cheese Company.

RICHARD L. GUIDO. Mr. Guido served as a member of the Company's board from July 1996 through August 31, 2003, and rejoined the Board in 2004. Mr. Guido was an employee of INCO Securities Corporation from 1980 through August 2003, and previously served on the Company's board pursuant to a voting agreement between INCO and the Company. That agreement is no longer in effect. Mr. Guido was Associate General Counsel of Inco Limited and President, Chief Legal Officer and Secretary of Inco United States, Inc. Mr. Guido received a Bachelor of Science degree from the United States Air Force Academy, a Master of Arts degree from Georgetown University, and a Juris Doctor degree from the Catholic University of America.

GEORGE M. MIDDLEMAS. George M. Middlemas has been a Director of the Company since April 1993. Mr. Middlemas has been a general partner with Apex Investment Partners, a diversified venture capital management group, since 1991. From 1985 to 1991, Mr. Middlemas was Senior Vice President of Inco Venture Capital Management, primarily involved in venture capital investments for INCO Securities Corporation. From 1979 to 1985,
Mr. Middlemas was a Vice President and a member of the Investment Committee of Citicorp Venture Capital Ltd., where he sourced, evaluated and completed investments for Citicorp.

Mr. Middlemas is a director of Tut Systems and Pennsylvania State University - Library Development Board. Mr. Middlemas received a Bachelors degree in History and Political Science from Pennsylvania State University, a Masters degree in Political Science from the University of Pittsburgh and a Master of Business Administration from Harvard Business School.
The Proxy cannot be voted for more than the six nominees named. Directors are elected for one-year terms or until the next Annual Meeting of the Stockholders and until their successors are elected and qualified. All of the nominees have expressed their willingness to serve, but if because of circumstances not contemplated, one or more nominees is not available for election, the Proxy holders named in the enclosed Proxy intend to vote for such other person or persons as management may nominate.

Mr. Middlemas was designated as a nominee to the board of directors pursuant to the EPFund Voting Agreement, which agreement obligates Mr. Clark, Ms. Hansson, a former director of the Company, the Apex Partnerships and Fletcher Byrom, a former director of the Company, to vote for the designee of the EPFund. This agreement will terminate at such time as EPFund no longer owns shares of common stock of the Company. As of February 28, 2005, EP Fund owns 478,351 shares of common stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
"FOR" THE ELECTION AS DIRECTORS OF THE SIX PERSONS NOMINATED.

    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                     (Proposal No. 2)

Action is to be taken by the stockholders at the Meeting with respect to the ratification and approval of the selection by the Audit Committee of the Company's Board of Directors of Anton Collins Mitchell LLP ("ACM") to be the independent auditors of the Company for the fiscal year ending August 31, 2005. ACM replaces KPMG LLP ("KPMG") as the Company's independent auditors beginning with the first quarter fiscal 2005 review. As recommended by the Audit Committee, the Board of Directors on December 15, 2004, dismissed the Company's independent auditors, KPMG, and engaged ACM as its independent auditors to audit the Company's financial statements for the fiscal year ending August 31, 2005. Neither KPMG nor ACM has and have not had at any time any direct or indirect financial interest in the Company and do not have and have not had at any time any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Neither the Company, nor any officer, director or associate of the Company has any interest in KPMG or ACM.

KPMG's reports on the financial statements of the Company for the two most recent fiscal years ended August 31, 2004 and 2003, did not contain an adverse opinion or a disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended August 31, 2004 and 2003, and the subsequent interim period through December 15, 2004 (the date KPMG was dismissed by the Company), there were
(i) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of such disagreement in connection with its reports on the financial statements of the Company, and (ii) no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

During the two most recent fiscal years ended August 31, 2004 and 2003, respectively, and the subsequent interim period through December 15, 2004, neither the Company nor anyone on its behalf has consulted ACM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that ACM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304(a) of Regulation S-K), or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). Representatives from ACM will be present at the Meeting and will have the opportunity to make a statement if (s)he so desires and will be available to respond to appropriate questions.

Audit Fees

Commencing in 2004, the Audit Committee implemented policies for review and approval of all services to be provided by its independent auditors before the firm is retained for such services, which policies are included in the Audit Committee
Charter. In 2004 all services were approved by the Audit committee.

The following table summarizes fees billed to the Company by KPMG during the fiscal years ended August 31, 2004 and 2003 for
(i) audit of financial statements and review of securities filings; (ii) services reasonably related to performance or review of financial statements, (iii) tax compliance, tax advice and tax planning, and (iv) other products and services:


			  2004		  2003
Audit fees		$ 52,500	$29,800
Audit-related fees	  61,700 	      -
Tax fees		       -	      -
Other fees		       -	      -
Total fees		$114,200	$29,800

Audit fees related entirely to the audits of the Company's annual financial statements and the review of the Company's interim financial statements. Audit related fees related to the review of the Registration Statement used in the equity offering completed in June of 2004.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
OF ANTON COLLINS MITCHELL LLP AS INDEPENDENT AUDITORS.

ACTION TO BE TAKEN UNDER THE PROXY

The accompanying Proxy will be voted "FOR" approval of proposal 2 and "FOR" the directors nominated by the Board, unless the Proxy is marked in such a manner as to withhold authority to so vote. The accompanying Proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof. Management knows of no other matters, other than the matters set forth above, to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will vote such Proxy in accordance with their best judgment on any such matter. The persons named in the accompanying Proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in the Proxy Statement for the 2006 Annual Meeting of Stockholders must be received at the principal executive offices of the Company by November 11, 2005 but not before September 2, 2005. For more information refer to the Company's Bylaws which were filed as Exhibit 3.2 to the Registration Statement on Form SB-2/A filed on June 10, 2004. The Company is not required to include proposals received outside of these dates in the proxy materials for the 2006 Annual Meeting of Stockholders.

THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, WHICH WAS MAILED TO STOCKHOLDERS ON OR AROUND DECEMBER 17, 2004, WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM:
PURE CYCLE CORPORATION, ATTENTION MARK W. HARDING, 8451 DELAWARE STREET, THORNTON, CO 80260 OR BY SENDING AN EMAIL TO INFO@PURECYCLEWATER.COM. ADDITIONALLY, A COPY CAN BE FOUND ON THE COMPANY'S WEBSITE AT WWW. PURECYCLEWATER.COM.